CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information constituting part of Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Korea Fund of our report dated December 1, 2000 and Fidelity Advisor Japan Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Diversified International Fund, Fidelity Advisor Overseas Fund, and Fidelity Advisor Latin America Fund of our reports dated December 8, 2000 on the financial statements and financial highlights included in the October 31, 2000 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

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____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2000